EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933

2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Contacts:    Michael M. Moran
                     Chief of Capital Markets
                     877-884-5662
                     Stephanie Swan
 Director of Shareholder Services
 517-487-6555

Capitol Bancorp Extends Deadline for Acceptance of its
Exchange Offer

LANSING, Mich., and PHOENIX, Ariz: September 1, 2010: Capitol Bancorp Limited (NYSE: CBC) (the “Corporation”) today announced that it has extended its pending offer to exchange up to 2,908,200 shares of its common stock, no par value per share, for any and all of its outstanding 10.50% trust preferred securities (the “Trust Preferred Securities”) of Capitol Trust XII, a statutory trust formed under the laws of the State of Delaware.  The offer commenced on May 28, 2010.

The exchange offer was previously scheduled to expire at 11:59 p.m., Michigan time, on August 31, 2010, and has been extended until 11:59 p.m., Michigan time, on September 22, 2010, in order to give holders of the Trust Preferred Securities adequate time and opportunity to assess the proposed transaction and if necessary, to complete the appropriate documentation associated with the exchange.  As of the close of business on August 31, 2010, of the 1,454,100 outstanding trust preferred securities of Capitol Trust XII, 455,364 (approximately 31 percent) had been tendered.

Capitol also announced that it has extended the Consent Solicitation relating to amendments to certain provisions of the Indenture, dated as of December 18, 1997, as supplemented by the First Supplemental Indenture, dated as of July 31, 2009, by and between Capitol and The Bank of New York Mellon Trust Company, N.A., as trustee, and to the Guarantee Agreement dated as of December 17, 1997 by and between Capitol and the Trustee, as amended on July 31, 2009 pursuant to which the 8.50% Cumulative Trust Preferred Securities due 2027 of Capitol Trust I, a Delaware statutory trust, were issued, upon the terms and subject to the conditions set out in the Consent Solicitation Statement.  The Consent Solicitation was previously scheduled to expire at 5:00 p.m., Michigan time on August 31, 2010, and has been extended until 5:00 p.m., Michigan time on September 22, 2010.  As of the close of business on August 31, 2010, of the 2,530,000 outstanding trust preferred securities of Capitol Trust I, 293,807 had consented for the proposed amendment to the Indenture and 293,751 had consented for the proposed amendment to the Guarantee Agreement.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  Solicitation of offers to exchange shares of the Trust Preferred

Securities will only be made pursuant to the Offering Memorandum distributed by the Corporation.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.7 billion national community banking company, with a network of bank operations in 14 states.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan and Phoenix, Arizona.

Forward Looking Statement
Certain statements in this announcement contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation’s behalf are qualified by the cautionary statements in this press release. The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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